EXHIBIT 10.5
AMENDED AND RESTATED PROMISSORY NOTE

$110,000,000	New York, New York
June 6, 2008
FOR VALUE RECEIVED PGRT ESH, INC., a Delaware corporation, as maker, having its principal place of business at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 (“Borrower”), hereby unconditionally promises to pay to the order of Citicorp USA, Inc., a Delaware corporation, having an address at 666 Fifth Avenue, New York, New York 10103 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED TEN MILLION AND 00/100 DOLLARS ($110,000,000), in lawful money of the United States of America with interest thereon to be computed from the date of this promissory note (as further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Agreement (as defined below), this “Note”) at the Applicable Interest Rate (plus any additional interest as provided under the Loan Agreement), and to be paid in accordance with the terms of this Note and that certain Amended and Restated Loan Agreement dated the date hereof, between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
ARTICLE 1.
PAYMENT TERMS
Borrower agrees to pay the principal sum of this Note at the times, and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times, specified in Article II of the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.
ARTICLE 2.
DEFAULT AND ACCELERATION
The Debt shall without notice become immediately due and payable at the option of Lender if this Note is not paid in full on the Maturity Date or on the happening of any other Event of Default and in addition, upon the occurrence of either such event, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3.
LOAN DOCUMENTS
This Note is secured by and entitled to the benefits of the Pledge Agreements, the Guaranties and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreements, the Guaranties and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
ARTICLE 4.
SAVINGS CLAUSE
This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate (plus any additional interest as provided in the Loan Agreement) or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
ARTICLE 5.
NO ORAL CHANGE
This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
ARTICLE 6.
WAIVERS
Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind, except as expressly provided to the contrary in any other Loan Document. No release of any security for the Debt (including, without limitation, under the Pledge Agreements) or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or any other Person (including, without limitation, Guarantors) who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand to the extent provided for in this Note, the Loan Agreement or the other Loan Documents.

ARTICLE 7.
TRANSFER
Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein and therein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.
ARTICLE 8.
GOVERNING LAW
This Note shall be governed in accordance with the terms and provisions of Section 8.3 of the Loan Agreement.
ARTICLE 9.
NOTICES
All notices or other written communications hereunder shall be delivered in accordance with Section 8.6 of the Loan Agreement.
ARTICLE 10.
LIMITED RECOURSE
Notwithstanding anything herein or in any other Loan Document to the contrary, Borrower shall be fully liable for repayment of this Note and all the other Obligations, provided that Lender agrees not to enforce any judgment it may obtain against Borrower with respect to this Note or the other Obligations against any of Borrower’s assets other than the Collateral pledged by Borrower. Lender further agrees that it shall not have or seek recourse to the PGRT Entities (other than to realize on pledges of the equity interests in the REIT and Prime Group Realty, L.P.) or their respective assets, other than to Borrower to the extent described in the previous sentence as to the Collateral pledged by Borrower, for the payment of the Obligations. Lender’s recourse against Guarantors under the Guaranties, and Lender’s rights and remedies against all other Collateral Entities and all other Collateral, shall in no way be limited or otherwise be affected hereby.
ARTICLE 11.
AMENDMENT AND RESTATEMENT
This Note (i) is issued in substitution and exchange for (but not in payment of) the Promissory Note dated June 29, 2007 (the “Existing Note”) in the principal amount of $120,000,000 made by Borrower in favor of Lender, and (ii) amends and restates the Existing Note in its entirety.
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IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

PGRT ESH, INC.
By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	Chairman